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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of May 9, 1996, by and among Grupo Industrial Santa Engracia S.A. DE C.V. (the "Company"), and Ing. Jose Ma. Martinez Brohez, an individual (the "Executive").

         WHEREAS, the Company wishes to continue to employ Executive and Executive wishes to continue in the employ of the Company for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing promises and the covenants, conditions, representations and warranties contained herein, the parties hereto agree as follows:

         1. Employment. Executive shall continue to perform services for the Company in the position of President and Chief Executive Officer, and Executive shall perform such duties and responsibilities as may be assigned from time to time by the Company's Board of Directors (the "Board") consistent with Executive's position. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth below and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company. During the Term (as defined below), exclusive authority regarding the hiring and firing of any of the Company's officers or employees shall vest in Executive.

         2. Term of Agreement. The term of this Agreement shall commence as of the effective date of this Agreement (the "Effective Date"), and shall continue for a period of 48 months (the "Term") unless Executive's services are terminated pursuant to the provisions of Section 7 hereof. At the end of the Term, if Executive is still employed by the Company pursuant to this Agreement, the term of this Agreement may be extended by mutual written consent of the parties hereto, and all of the terms and conditions of this Agreement shall thereafter apply during such extended term.

         3. Location of Services. Executive's services under this Agreement shall be performed primarily at the facilities of the Company located in Victoia, Tamaulipas, Mexico.

         4. Standard Terms; Proprietary Information. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         5.      Compensation.

                 5.1 Base Compensation. Effective as of the Effective Date, the Company shall pay to Executive base compensation at the annualized rate of seventy two thousand dollars ($72,000) through the end the Company's fiscal year ending December 31, 1996, less taxes and other usual deductions. Executive's base compensation shall be reviewed by the Board annually, and the Board may, but is not required to, increase such base compensation. Executive's base compensation shall





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be payable in installments consistent with the Company's normal payroll practices for its executive employees.

         6.      Benefits.

                 6.1 General. Except as otherwise expressly provided in this Section 6, for as long as Executive is employed by the Company, Executive shall be entitled to all fringe benefits that the Company may make available from time to time for all executive Executives. Without limitation, such fringe benefits shall include those available, if any, under any health and benefits package, life insurance and disability programs, and participation in any plan or program designed for all executive employees by the Company. Executive shall be entitled to paid vacation in accordance with the Company's standard employment policies and practices for executive employees, as the same may be in effect from time to time. In addition, Executive shall be entitled to take all Company holidays as the same may be designated by the Company from time to time for all employees. Executive shall receive such additional fringe benefits, if any, as the Board shall determine in its sole discretion from time to time.

                 6.2 Business Expenses. The Company shall reimburse Executive for all ordinary and necessary expenses incurred by Executive, including disbursements, in the performance of Executive's duties for the Company upon presentation within the time period specified by the Company of an itemized statement of all expenses incurred showing the date, nature, recipient, purpose and amount of each item, subject to prior approval of the Company as required of executive employees.

                 6.3 Termination of Benefits. All unvested benefits provided under this Section 6 shall terminate concurrently with termination of Executive's employment hereunder for any reason whatsoever. Nothing herein shall vest any rights in any profit sharing or bonus plans, general expense or automotive reimbursements, and similar fringe benefits that the Company may provide, if any, beyond the date on which Executive's employment is terminated for any reason.

         7.      Termination of Employment.

                 7.1 Termination For Cause. Notwithstanding any other provision of this Agreement, Executive's employment with the Company may be terminated for cause at any time by the Company, upon reasonable notice to Executive. For the purposes of this Agreement, "cause" means (a) any act by Executive that is materially injurious to GISE and which if the subject of a criminal proceeding could result in a criminal conviction or (b) the failure by Executive to substantially perform his duties hereunder, which duties are within the control of Executive and after notification Executive fails to reasonably and prospectively cure such violation.

                 7.2 Termination Without Cause. The Company may terminate Executive's employment under this Agreement without cause at any time upon written notice to Executive.

                 7.3 Termination for Death or Disability. Employment hereunder shall automatically terminate upon Executive's death or disability. Disability, for purposes of this





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Agreement, shall mean a physical or mental disability that interferes with
Executive's ability to perform duties pursuant to this Agreement for a continuous period of six (6) months or more.

         8.      Post-Termination Compensation.

                 8.1 Termination By the Company for Cause. Notwithstanding any other provision of this Agreement to the contrary, if Executive's employment is terminated for cause pursuant to Section 7.1, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

                 8.2 Termination By the Company Without Cause. If the Company terminates this Agreement without cause as defined in Section 7.2 hereof, then the Company shall pay Executive severance equal to Executive's base compensation as determined pursuant to Section 5.1 for twenty four (24) months.

                 8.3 Termination By Executive's Death or Disability. If employment shall terminate by reason of Executive's death or disability, the Company shall pay Executive or Executive's estate severance equal to twelve
(12) months' base compensation, payable in a lump sum. The Company shall make no further bonus payments.

         9. Noncompetition. Until two (2) years after termination of Executive's employment with the Company, Executive shall not (a) either directly or indirectly, carry on, engage in or have any interest in any business that competes with the Company, excepting ownership by Executive of no more than one percent (1%) of the publicly traded common stock of any corporation, (b) without the express written consent of the Company, accept employment with, or in any other manner agree to provide, for compensation, services for any other person or entity that competes directly or indirectly with the Company, or (c) materially disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its employees, disrupting its relationship with customers, agents, representatives or vendors, or otherwise.

         10. Arbitration. The parties hereto agree that any dispute pertaining to this Agreement and the transactions contemplated hereby must be submitted to the International Chamber of Commerce's International Court of Arbitration in Paris, France for binding arbitration, to the exclusion of courts of law.

         11. Power and Authority. Each party executing this Agreement hereby covenants, represents and warrants that he or she has full power and authority to execute this Agreement, that no other consents or approvals of any other third parties are required or necessary for this Agreement to be so binding (except as otherwise herein expressly stated) and that this Agreement shall be fully enforceable in accordance with its terms.

         12. Heirs, Administrators and Successors. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon, the heirs, administrators and successors of each of the parties hereto.





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         13.     Nonassignability. The Company may assign the benefit of this
Agreement to any successor in interest that results from a merger, reorganization or acquisition. Otherwise, no party to this Agreement may assign any right hereunder or delegate any duty hereunder without the written consent of the other party affected by such assignment or delegation.

         14. No Oral Modification. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by a party against whom enforcement of any waiver, change or modification is sought.

         15. Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Texas.

         16. Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

         17. Right of Setoff. Whenever the Company owes Executive any amounts of money by virtue of this Agreement or otherwise, the Company shall be entitled to setoff against any such sums due to Executive the amount of any claims that the Company has against Executive. This right to setoff shall also apply to amounts due on the date of termination.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the matters set forth herein, and all prior agreements, understandings or representations are hereby terminated and canceled in their entirely and are of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        INDUSTRIAL SANTA ENGRACIA S.A. DE C.V.

                                        By: /s/ [ILLEGIBLE]
                                           -----------------------------------
                                        Title: Secretary
                                              --------------------------------

                                        EXECUTIVE:

                                        /s/ ING. JOSE MA. MARTINEZ BROHEZ
                                        --------------------------------------
                                        Ing. Jose Ma. Martinez Brohez





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